SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-A
For Registration of Certain Class of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934
LIBBEY INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12084	34-1559357
(State of incorporation)	(Commission File Number)	(IRS Employer identification
No.)

300 Madison Avenue
Toledo, Ohio	43604
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 325-2100
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be so registered:
Common Stock, par value $0.01 per share	NYSE Amex
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not Applicable
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1.
The description of the Common Stock, par value $0.01 per share to be registered hereunder is contained under the caption “Description of Capital Stock” in our Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission on November 30, 2009 (Registration No. 333-163402), which description is incorporated herein by reference.
Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Amex and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 31, 2009

LIBBEY INC.
By:	/s/ Gregory T. Geswein
	Name:	Gregory T. Geswein
	Title:	Vice President, Chief Financial Officer